UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 3, 2025

Starz Entertainment Corp.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	1-14880	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
250 Howe Street, 20th Floor
Vancouver, British Columbia V6C 3R8
1647 Stewart Street
Santa Monica, California 90404
(Address of principal executive offices) (Zip Code)
(310) 255-3651
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Shares, no par value per share	STRZ	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02.    Departure of Directors or Certain Officers.
On June 3, 2025, Mr. Marc Graboff resigned from his position as a member of the Board of Directors of Starz Entertainment Corp., a corporation organized under the laws of the province of British Columbia, Canada (hereinafter the “Company”), and from any and all of the committees of the Board on which he serves, which resignation was accepted by the Board of Directors on June 4, 2025. Mr. Graboff had been Warner Bros. Discovery, Inc.’s designee to the Company’s Board of Directors per Section 2.01 of the Investor Rights Agreement, dated as of May 6, 2025, by and among the Company, MHR Fund Management LLC, Liberty Global Ventures Limited, Discovery Lightning Investments Ltd., Liberty Global Ltd., and Warner Bros. Discovery, Inc. Mr. Graboff’s resignation was required upon the sale by Warner Bros. Discovery, Inc. of its shares in the Company to MHR Fund Management LLC. Mr. Graboff’s resignation was not the result of any disagreement between the Company and him on any matter relating to the Company’s operations, policies or practices.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Starz Entertainment Corp.

Date:	June 4, 2025	By:	/s/ Audrey Lee
Audrey Lee
EVP and General Counsel